UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement and Related Agreements

On November 14, 2008, in connection with the acquisition of Eagle Test Systems, Inc. (“Eagle Test”) described below in Item 2.01, Teradyne, Inc. (“Teradyne”) entered into a Credit Agreement (the “Credit Agreement”) among Teradyne, as borrower, Bank of America, N.A., as Administrative Agent (the “Agent”), RBS Citizens, N.A., as Syndication Agent, KeyBank National Association, as Documentation Agent, Silicon Valley Bank and Toronto Dominion (New York) LLC (the “Lenders”) and certain direct and indirect domestic subsidiaries of Teradyne from time to time (the “Guarantors”). The Credit Agreement provides for a senior secured revolving credit facility of $122.5 million. Proceeds from the Credit Agreement, together with cash on hand, will be used to finance the acquisition of Eagle Test, and for working capital needs and general corporate purposes. On November 14, 2008, Teradyne borrowed $100 million available under the credit facility.

At Teradyne’s option, loans under the Credit Agreement bear interest at a rate per annum equal to (i) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin which will vary between 3.00% and 3.50% based on Teradyne’s Consolidated Leverage Ratio (as defined in the Credit Agreement) or (ii) the Base Rate (as defined in the Credit Agreement) plus a margin which will vary between 2.00% and 2.50% based on Teradyne’s Consolidated Leverage Ratio. In addition, Teradyne is required to pay the Lenders a commitment fee at a rate per annum of 0.75% on the actual daily unused amount of the credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears.

The credit facility will be available on a revolving basis until November 14, 2011. Teradyne may optionally prepay loans or reduce the credit facility commitments at any time, without penalty. The revolving credit facility terminates if at any time the credit facility commitments have been permanently reduced to zero and all outstanding obligations have been repaid.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to Teradyne and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, maintenance of properties and insurance, and an agreement to cause future material domestic subsidiaries to become parties to the Security and Pledge Agreement referred to below. Negative covenants include, among others, with respect to Teradyne and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, sale and lease-back transactions, investments, dividends, share redemptions and other restricted payments, affiliate transactions and capital expenditures. The Credit Agreement also requires Teradyne to maintain certain financial ratios as of the end of any fiscal quarter, including a leverage ratio, fixed charge coverage ratio and an available domestic cash to total revolving borrowings ratio.

The Credit Agreement contains customary events of default, including, among others, inaccuracy of representations and warranties in any material respect, non-payment of principal, interest or other amounts, violation of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or insolvency events and the occurrence of a Change of Control (as defined in the Credit Agreement). Upon an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy or insolvency event of default causes such obligations automatically to become immediately due and payable.

The obligations of Teradyne under the Credit Agreement are guaranteed by certain domestic subsidiaries of Teradyne. As of the closing date, the only Guarantor is Nextest Systems Corporation. Pursuant to a Security and Pledge Agreement, dated November 14, 2008 (the “Security and Pledge Agreement”), among Teradyne, the Guarantors and the Agent on behalf of the Lenders, the loans and the other obligations of Teradyne and the Guarantors are secured by (i) all personal property of Teradyne and each Guarantor, (ii) all present and future shares of capital stock of (or other ownership or profit interests in) each of Teradyne’s present and future subsidiaries (limited to 65% of the capital stock of each first-tier foreign subsidiary) and (iii) all real property of Teradyne and each Guarantor, if the Consolidated Leverage Ratio is greater than 2.5 to 10.

The foregoing descriptions of the Credit Agreement and the Security and Pledge Agreement do not purport to be complete statements of the parties’ rights under such agreements and are qualified in their entirety by reference to the full text of the Credit Agreement and the Security and Pledge Agreement, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 14, 2008, Teradyne, Inc. (“Teradyne”) completed its acquisition of Eagle Test Systems, Inc. (“Eagle Test”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 1, 2008, among Teradyne, Eagle Test and Turin Acquisition Corp., a wholly owned subsidiary of Teradyne (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Eagle Test, with Eagle Test continuing as the surviving corporation and becoming a wholly owned subsidiary of Teradyne.

Pursuant to the Merger Agreement, each outstanding share of Eagle Test common stock converted into the right to receive the merger consideration of $15.65 per share in cash, without interest, on November 14, 2008.

The aggregate purchase price paid by Teradyne for this acquisition was approximately $250 million, net of cash acquired and including the estimated fair value of fully vested employee equity instruments and estimated transaction costs.

A copy of the press release announcing the completion of the acquisition is filed with this report as Exhibit 99.1.

Item 2.03	Creation of Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits.

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: November 20, 2008	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger by and among Teradyne, Inc., Turin Acquisition Corp., and Eagle Test Systems, Inc., dated as of September 1, 2008.

4.1	Credit Agreement among Teradyne, Inc., the Guarantors, the Lenders and Bank of America, N.A., dated as of November 14, 2008.

4.2	Security and Pledge Agreement among Teradyne, Inc., the Obligors and Bank of America, N.A., dated as of November 14, 2008.

99.1	Press Release dated November 17, 2008 announcing completion of the Eagle Test Systems, Inc. acquisition.

(1)	Filed with the Securities and Exchange Commission on September 3, 2008 as Exhibit 2.1 to Teradyne’s current report on Form 8-K and incorporated herein by reference.